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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We consent to the incorporation by reference in this Registration Statement of Interneuron Pharmaceuticals, Inc. on Form S-8 of our report dated December 4, 1997 on our audits of the consolidated financial statements of Interneuron Pharmaceuticals, Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 appearing in the Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (SEC File No. 0- 18728) of Interneuron Pharmaceuticals, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.




                                                       Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 27, 1998